                         [Hunton & Williams Letterhead]





                                 March 28, 2002



To the Parties Listed on
  Schedule A Attached Hereto

  ABFC 2002-WF1 Trust Mortgage Loan Asset Backed Certificates, Series 2002-WF1
                       Certain Federal Income Tax Matters
                       ----------------------------------

Ladies and Gentlemen:

         We have acted as special tax counsel to Asset Backed Funding Corporation (the "Company") in connection with the formation of the ABFC 2002-WF1 Trust (the "Trust") pursuant to a pooling and servicing agreement, dated March 1, 2002 (the "Pooling and Servicing Agreement"), among the Company, as depositor, Wells Fargo Home Mortgage, Inc., as servicer (the "Servicer"), Wells Fargo Bank Minnesota, National Association, as securities administrator (the "Securities Administrator") and First Union National Bank, as trustee (the "Trustee") and the issuance of approximately $340,254,000 initial principal amount of ABFC Mortgage Loan Asset Backed Certificates, Series 2002-WF1, consisting of the Class A, Class AIO, Class M-1, Class M-2, Class M-3, Class B and Class CE Certificates (the "Regular Certificates"), the Class R Certificates (the "Residual Certificates") and the Class P Certificates pursuant to the Pooling and Servicing Agreement. Capitalized terms used herein and not defined have the respective meanings ascribed to them in the Pooling and Servicing Agreement.

         The assets of the Trust consist primarily of certain residential first lien mortgage loans (the "Mortgage Loans") and certain other accounts. The Mortgage Loans were acquired by the Company pursuant to the Mortgage Loan Purchase Agreement, dated March 28, 2002 (the "Mortgage Loan Purchase Agreement"), between Banc of America Mortgage Capital Corporation ("BAMCC") and the Company. In accordance with the terms of the Pooling and Servicing Agreement, elections will be made for five identified groups of the assets of the Trust to be treated as separate real estate mortgage investment conduits ("REMICs") for federal income tax purposes. One such group of assets ("REMIC 1") consists primarily of the Mortgage Loans and certain accounts. The second group of assets ("REMIC 2") consists of the REMIC 1 Regular Interests. The third group of assets ("REMIC 3") consists of the REMIC 2 Regular Interests. The fourth group of assets ("REMIC 4") consists of the REMIC 3 Regular Interests. The fifth group of assets ("REMIC 5") consists of the REMIC 4 Regular Interests.

To the Parties Listed on
  Schedule A Attached Hereto
March 28, 2002
Page 2



         We have reviewed the originals or copies of the following:

         (A) the registration statement on Form S-3 (No. 333-62547) (the "Registration Statement"), filed by Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the shelf registration of Asset Backed Certificates issuable by the Company from time to time in Series, of which the Certificates are a part;

         (B) the Prospectus, dated March 15, 2002 (the "Base Prospectus"), and the Prospectus Supplement, dated March 15, 2002 (the "Prospectus Supplement," and together with the Base Prospectus, the "Prospectus"), both relating to the Regular Certificates;

         (C) the Pooling and Servicing Agreement;

         (D) the Mortgage Loan Purchase Agreement;

         (E) the Certificate of Incorporation, as amended, and Bylaws of the Company, together with a certificate of existence from the State of Delaware with respect to the Company; and

         (F) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that the statements and legal conclusions contained in the Prospectus Supplement and Base Prospectus under the respective caption "Certain Material Federal Income Tax Consequences" and "Federal Income Tax Consequences" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to investors in the Regular Certificates. Also, based on the foregoing and subject to the qualifications stated therein, we are of the opinion that if (i) all of the parties to the issuance transaction comply without waiver with all of the provisions of the Pooling and Servicing Agreement and the other documents prepared and executed in connection with such transaction, (ii) the Certificates are issued as described in the Prospectus, and (iii) elections properly are made and filed for each of REMIC 1, REMIC 2, REMIC 3, REMIC 4 and REMIC 5 to be treated as separate REMICs pursuant to
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"):

         1. REMIC 1, REMIC 2, REMIC 3, REMIC 4 and REMIC 5 will qualify as five separate REMICs for federal income tax purposes;

To the Parties Listed on
  Schedule A Attached Hereto
March 28, 2002
Page 3


         2. The Class A, AIO, M-1, M-2, M-3 and B Certificates and the REMIC 5 Components, exclusive of the rights of the Class A, M-1, M-2, M-3 and B Certificates to receive any Net WAC Rate Carryover Amounts, will represent "regular interests" in REMIC 5 within the meaning of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") and the Class R-5 Interest will be the sole class of "residual interest" in REMIC 5 within the meaning of Section 860G(a)(2) of the Code;

         3. The REMIC 4 Regular Interests will represent "regular interests" in REMIC 4 within the meaning of Section 860G(a)(1) of the Code and the Class R-4 Certificates will be the sole class of "residual interest" in REMIC 4 within the meaning of Section 860G(a)(2) of the Code;

         4. The REMIC 3 Regular Interests will represent "regular interests" in REMIC 3, within the meaning of Section 860G(a)(1) of the Code and the Class R-3 Certificates will be the sole class of "residual interest" in REMIC 3 within the meaning of Section 860G(a)(2) of the Code;

         5. The REMIC 2 Regular Interests will represent "regular interests" in REMIC 2, within the meaning of Section 860G(a)(1) of the Code and the Class R-2 Certificates will be the sole class of "residual interest" in REMIC 2 within the meaning of Section 860G(a)(2) of the Code;

         6. The REMIC 1 Regular Interests will represent "regular interests" in REMIC 1, within the meaning of Section 860G(a)(1) of the Code and the Class R-1 Certificates will be the sole class of "residual interest" in REMIC 1 within the meaning of Section 860G(a)(2) of the Code; and

         7. The Class P Certificate will not represent an interest in any REMIC created under the Pooling and Servicing Agreement, but rather will represent an interest in a grantor trust within the meaning of Sections 671 through 679 of the Code.

         We are further of the opinion that, as long as each of the five identified groups of the assets of the Trust qualifies as a REMIC for federal income tax purposes, none of REMIC 1, REMIC 2, REMIC 3, REMIC 4 or REMIC 5 will be subject to New York franchise or income tax (except to the extent derived from a prohibited transaction) and nonresident individuals will not be subject to New York income or (in the case of corporations) franchise tax or income tax on income with respect to the Certificates if they are not otherwise doing business or carrying on a business within New York.

To the Parties Listed on
  Schedule A Attached Hereto
March 28, 2002
Page 4


         You should be aware that the above opinions represent our conclusions as to the application of existing law to the transaction described above. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

         No opinion has been sought and none has been given concerning the tax consequences of the transaction described herein or of the acquisition, ownership, or disposition of the Certificates under the laws of any state or locality other than that of New York as described above.

         The opinions set forth herein are expressed solely for your benefit, and no other party shall be entitled to rely upon such opinions. This letter may not be referred to or copied, with or without specific reference to our firm, in any other connection, and may not be delivered to any other person or entity without our prior written consent.

                                             Very truly yours,


                                             /s/ Hunton & Williams






03352/08515

                                   SCHEDULE A
                                   ----------


Banc of America Securities, LLC
100 North Tryon Street
Charlotte, North Carolina  28255

Countrywide Securities Corporation
4500 Park Granada
Calabasas, California  91302

Wells Fargo Brokerage Services, LLC
608 Second Avenue South
Minneapolis, Minnesota  55479

Wells Fargo Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention: Client Manager - ABFC, Series 2002-1

First Union National Bank
401 South Tryon Street, 12th Floor
NC 1179
Charlotte, North Carolina  28288-1179
Attention:  Structured Trust Services - ABFC 2002-WF1

Fitch Ratings
1 State Street Plaza
New York, New York  10041-0003

Standard & Poor's Ratings Services
55 Water Street
New York, New York  10041

Moody's Investors Service
99 Church Street
New York, New York  10007